Exhibit 99.1

Sunworks Significantly Bolsters Senior Leadership Team

with Jason Bonfigt as CFO and Wayne Tomlinson as CIO

Adds Accomplished Public Company CFO with Clean Tech Expertise;

New CIO is a Proven Technology Leader with Track-Record Using Technology to Improve Efficiency

PROVO, UTAH. October 7, 2021 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power and battery storage solutions for residential, agriculture, commercial, industrial, and public works markets, today announced two key additions to the senior management team. These two additions are proven and experienced leaders that will help drive profitable growth and operational efficiency. Following the combination with Solcius, these additions bolster Sunworks’ executive team as the Company strives to move toward accelerating profitable growth.

Jason Bonfigt was appointed as Sunworks Chief Financial Officer and treasurer on October 5, 2021. Mr. Bonfigt joins Sunworks from Broadwind, Inc. (NASDAQ: BWEN), where he served as Chief Financial Officer and Treasurer. Broadwind is a manufacturer of structures, equipment, and components for clean tech and other specialized applications. Previously, he served as the Corporate Controller and Chief Accounting Officer, as well as in various financial, accounting, and operational roles. Prior to joining Broadwind, Mr. Bonfigt held a series of finance positions at Schneider National, a Wisconsin-based trucking and logistics company. He is a certified public accountant and holds a bachelor’s degree in accounting and finance from the University of Wisconsin–Green Bay, as well as an MBA from the Kellogg School of Business at Northwestern University.

“I believe Sunworks is ideally positioned for growth, as an established leader in the residential space with significant opportunity within the commercial and industrial sectors of the industry,” commented Mr. Bonfigt. “Its scale, national presence, and the proven operational expertise from Solcius gives Sunworks the potential to drive supply chain efficiencies as well as cross-selling processes to maximize the growth opportunity. I look forward to contributing to this effort.”

Wayne Tomlinson, an accomplished IT professional, has been named Chief Information Officer. Mr. Tomlinson has more than a decade of experience in operational leadership. He joined Solcius in 2014, serving as the Vice President of Engineering and Vice President of Information Technology, overseeing IT and most operational functions. Prior to Solcius, Mr. Tomlinson served as the Vice President of Account Administration & Monitoring with Devcon Security, managing key operations including customer care, collections, monitoring, account acquisitions, system and company implementations, business improvement, and project management.

“For years, Solcius has used proprietary technology to enable sales and operational efficiency, and I hope to expand that effort across the entire organization,” added Mr. Tomlinson. “Simultaneously, I’m dedicated to protecting sensitive data and addressing growing threats to our cybersecurity.”

“Sunworks continues to augment its leadership to facilitate profitable and sustainable growth, and Jason and Wayne will play key roles in our development,” commented Gaylon Morris, Chief Executive Officer of Sunworks. “Jason brings a depth of operational and financial expertise to Sunworks, with a specific background in clean tech. Wayne has proven himself as a leader and a strategic thinker at Solcius. Sunworks views security as a key part of our sustainability plan, and as CIO, Wayne will be responsible for developing processes and technical solutions to safeguard our systems, protect customer information and mitigate potential disruptions. As we continue to grow, technology will play an increasingly important role in our ability to scale, and that requires rigorous diligence to ensure sustainability and performance.”

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ:SUNW) is a premier provider of high performance solar power systems. Sunworks is committed to quality business practices that exceed industry standards and uphold its ideals of ethics and safety. Sunworks continues to grow its presence, expanding nationally with regional and local offices. The company strives to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including residential, agricultural, commercial and industrial, federal, and public works. Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers. Sunworks asks all of its employees to uphold its guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com and www.solcius.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the expectation that the company is positioned for growth in the commercial and industrial sectors; (ii) Sunworks’ ability to drive supply chain efficiencies, cross-sell and maximize growth opportunities, and achieve profitable growth; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Sunworks. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) the businesses of Sunworks and Solcius may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (ii) economic, competitive, regulatory, environmental and other factors may adversely affect the business in which Sunworks is engaged; and (iii) the continued impact of COVID-19 and the related federal, state and local restrictions on business operations and the workforce, the impact of COVID-19 and such restrictions on customers, and the impact of COVID-19 on the supply chain and availability of shipping and distribution channels. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sunworks’ reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

Investor Relations Contact:

Rob Fink

FNK IR

646.809.4048

rob@fnkir.com